SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549


                    -----------------------------------------


                                    FORM 8-K


                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                    Date of Report (Date of Event Reported):
                                January 15, 2002

                    ------------------------------------------


                                 TELIGENT, INC.
             (Exact Name of Registrant as Specified in its Charter)


                                    Delaware
         (State or other jurisdiction of incorporation or organization)



               000-23387                              54-1866562
        ----------------------              ------------------------------
       (Commission File Number)            (IRS Employer Identification No.)



                               460 Herndon Parkway
                                    Suite 100
                             Herndon, Virginia 20170
                    (Address of Principal Executive Offices)
                                   (Zip Code)


        Registrant's telephone number, including area code (703) 326-4400

Item 5.  Other Events

On May 21, 2001, Teligent, Inc., a Delaware corporation (the "Company"), and all of its domestic subsidiaries, filed voluntary petitions for protection under Chapter 11 of the United States Bankruptcy Code (the "Bankruptcy Code") in the United States Bankruptcy Court for the Southern District of New York (the "Bankruptcy Court").

Pursuant to Bankruptcy Rule 2015 and the United States Trustee's Operating Guidelines and Reporting Requirements for Chapter 11 cases, the Company is obligated to file monthly operating reports with the Bankruptcy Court. The Company's unconsolidated, unaudited monthly operating report for the period from January 1, 2002 to January 31, 2002 is filed as Exhibit 99.1 hereto and the Company's unconsolidated, unaudited monthly operating report for the period from December 1, 2001 to December 31, 2001 (collectively the "Operating Reports") is filed as Exhibit 99.2 hereto and each are incorporated by reference herein.

The Company cautions readers not to place undue reliance upon the information contained in the Operating Reports since they contain unaudited information, and are in a format prescribed by the applicable bankruptcy laws. There can be no assurance that the Operating Reports are complete. The Operating Reports also contain information for periods that may be shorter or otherwise different from those contained in the Company's reports pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Moreover, the Operating Reports and other communications from the Company may include forward-looking statements subject to various assumptions regarding the Company's operating performance that may not be realized and are subject to significant business, economic and competitive uncertainties and contingencies many of which are beyond the Company's control. Consequently such matters should not be regarded as a representation or warranty by the Company that such matters will be realized or are indicative of the Company's financial condition or operating results for future periods. Actual results for such periods may differ materially from the information contained in the Operating Reports and the Company undertakes no obligation to update or revise the Operating Reports.

The Company's working capital for the operation of its business is derived from cash from operations and borrowings from the lenders under the Credit Agreement, dated as of July 2, 1998 (the "Prepetition Lenders"), under the terms and conditions of the Final Order (I) Authorizing the Use of Lenders' Cash Collateral and (II) Granting Adequate Protection Pursuant to 11 U.S.C. Sections 361 and 363 (the "Cash Collateral Order"). The Cash Collateral Order authorizes the Company to utilize cash pursuant to periodic budgets prepared by the Company and approved by the Prepetition Lenders in their sole discretion. The current budget expires on or about March 1, 2002 and a new budget will need to be approved by the Prepetition Lenders in accordance with the terms of the Cash Collateral Order. The Cash Collateral Order was originally scheduled to expire on September 15, 2001, but the parties entered into a stipulation to extend the Cash Collateral Order to November 15, 2001 or beyond based on the mutual agreement of the parties. The Cash Collateral Order expires at the end of the current budget on March 1, 2002 unless a new budget is approved. If the budget expires without a new budget being approved by the Prepetition Lenders the Company would lack sufficient liquidity to operate its business as a going concern.

Item 7.   Financial Statements, Pro Forma Financial Information and Exhibits.

         (c)      Exhibits

99.1 Unconsolidated, Unaudited Monthly Operating Report for the period from to January 1, 2002 to January 31, 2002.

99.2 Unconsolidated, Unaudited Monthly Operating Report for the period from to December 1, 2001 to December 31, 2001.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                TELIGENT, INC.


Dated:   February 22, 2002                      By: /s/ Stuart H. Kupinsky
                                                    ----------------------
                                                Name: Stuart H. Kupinsky
                                                Title: Senior Vice President,
                                                       General Counsel and
                                                       Assistant Secretary

                                  EXHIBIT INDEX

Exhibit Number         Description
--------------         -----------

99.1 Unconsolidated, Unaudited Monthly Operating Report for the period from January 1, 2002 to January 31, 2002.

99.2 Unconsolidated, Unaudited Monthly Operating Report for the period from to December 1, 2001 to December 31, 2001.